UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 9, 2010, the Company issued 138,461 shares of common stock to an officer of the Company in consideration for receipt of cash proceeds of $18,000, the market value of the issued shares, in a private sales transaction. On September 9, 2010, the Company issued 71,428 shares of common stock to an accredited investor upon such investor’s conversion of $35,714 of the stated value of the Company’s Series B Convertible Preferred Stock. On September 18, 2010, the Company issued an aggregate of 326,029 shares of common stock to 48 accredited investors pursuant to its election to convert the payment of interest accrued as of such date on those certain convertible and non-convertible interest-bearing debentures issued by the Company to such investors on March 18, 2010. On September 24, 2010, the Company issued an aggregate of 20,792 shares of common stock to 7 accredited investors pursuant to its election to convert the payment of interest accrued as of such date on those certain convertible and non-convertible interest-bearing debentures issued by the Company to such investors on March 24, 2010.

On October 4, 2010, the Company issued an aggregate of 200,000 shares of common stock to an accredited institutional investor upon such investor’s conversion of an aggregate of $25,650 of the stated value of the Company’s Series A-2 10% Cumulative Convertible Preferred Stock (the “Series A-2 Stock”). On October 8, 2010, the Company also issued an aggregate of 600,000 shares of common stock to the same accredited institutional investor upon such investor’s conversion of an aggregate of $76,950 of the stated value of the Company’s Series A-2 Stock. On October 18, 2010, the Company also issued an aggregate of 650,000 shares of common stock to the same accredited institutional investor upon such investor’s conversion of an aggregate of $83,362.50 of the stated value of the Company’s Series A-2 Stock.. As a result of the issuance on October 18, 2010, the Company has issued more than 5% of its outstanding shares of common stock in unregistered transactions in the aggregate since the last report that it filed under Item 3.02 with the Securities and Exchange Commission.

The issuances described above have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)
Dated: October 21, 2010	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer